INVESTORS TITLE COMPANY ANNOUNCES
FIRST QUARTER 2026 RESULTS

Contact: Elizabeth B. Lewter
May 7, 2026
Telephone: (919) 968-2200
Nasdaq Symbol: ITIC
FOR IMMEDIATE RELEASE:
Chapel Hill, NC – Investors Title Company (Nasdaq: ITIC) today announced results for the first quarter ended March 31, 2026. The Company reported net income of $6.1 million, or $3.20 per diluted share, compared to $3.2 million, or $1.67 per diluted share, for the prior year period.
Revenues increased 13.2% to $64.0 million, compared to $56.6 million in the prior year period. Net premiums written and escrow and title-related fees increased by $5.7 million, resulting from higher real estate activity levels and ongoing expansion initiatives. Revenues were positively impacted by a $1.7 million improvement in net investments gains (losses), primarily driven by favorable changes in the estimated fair value of equity security investments compared to the same period last year.
Operating expenses increased 7.2% to $56.3 million, compared to $52.5 million in the prior year period. The increase in operating expenses was largely driven by higher agent commissions, reflecting growth in agent business. Other categories of operating expenses were generally consistent with the prior-year period.
Income before income taxes increased to $7.7 million for the current year quarter, versus $4.1 million in the prior year period. Excluding the impact of net investment gains (losses), adjusted income before income taxes (non-GAAP) increased to $7.2 million for the current year quarter, versus $5.2 million in the prior year period (see Appendix A for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure).
Chairman J. Allen Fine commented, "We are pleased with our strong start to 2026, highlighted by solid revenue growth and improved profitability, marking our best first quarter since 2022. These results reflect both increased real estate activity and the continued success of our expansion initiatives. We remain focused on disciplined growth, supporting our agents, and delivering long-term value to our shareholders."
Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

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Cautionary Statements Regarding Forward-Looking Statements
Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “plan,” expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “should,” “could,” “would,” and other expressions that indicate future events and trends. Such statements include, among others, any statements regarding the Company’s expected performance for future periods and the full year, the impact of order volumes on results in future quarters, future home price fluctuations, changes in home purchase or refinance demand, activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancement of competitive strengths, execution on expense management strategies, development in housing affordability, wages, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; changes in government regulations and policy, including as a result of the Trump administration such as policies related to tariffs and taxes and their impact on the macroeconomic environment; changes in the economy; the impact of inflation and responses by government regulators, including the Federal Reserve, such as changes in interest rates; a shutdown of the federal government; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission, and in subsequent filings.

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Investors Title Company and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2026 and 2025
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Net premiums written	$50,946	$46,345
Escrow and other title-related fees	5,040	3,892
Non-title services	4,369	4,609
Interest and dividends	2,288	2,339
Other investment income	664	410
Net investment gains (losses)	524	(1,179)
Other	182	149
Total Revenues	64,013	56,565

Operating Expenses:
Commissions to agents	27,452	24,857
Provision for claims	472	323
Personnel expenses	19,026	18,334
Office and technology expenses	4,510	4,540
Other expenses	4,838	4,458
Total Operating Expenses	56,298	52,512

Income before Income Taxes	7,715	4,053

Provision for Income Taxes	1,648	882

Net Income	$6,067	$3,171

Basic Earnings per Common Share	$3.21	$1.68

Weighted Average Shares Outstanding – Basic	1,888	1,886

Diluted Earnings per Common Share	$3.20	$1.67

Weighted Average Shares Outstanding – Diluted	1,894	1,895

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2026 and December 31, 2025
(in thousands)
(unaudited)

	March 31, 2026	December 31, 2025
Assets

Cash and cash equivalents	$26,703	$20,838

Investments:
Fixed maturity securities, available-for-sale, at fair value	117,337	118,116
Equity securities, at fair value	46,361	41,481
Short-term investments	58,437	68,763
Other investments	22,605	23,446
Total investments	244,740	251,806

Premiums and fees receivable	17,495	17,126
Accrued interest and dividends	1,605	1,476
Prepaid expenses and other receivables	9,432	9,387
Property, net	29,569	29,397
Goodwill and other intangible assets, net	20,879	20,940
Lease assets	8,392	7,784
Other assets	2,729	2,706
Current income taxes recoverable	—	1,678
Total Assets	$361,544	$363,138

Liabilities and Stockholders’ Equity

Liabilities:
Reserve for claims	$37,894	$38,092
Accounts payable and accrued liabilities	35,128	41,525
Lease liabilities	8,691	8,050
Current income taxes payable	660	—
Deferred income taxes, net	6,281	7,171
Total liabilities	88,654	94,838

Stockholders’ Equity:
Common stock – no par value (10,000 authorized shares; 1,888 and 1,888 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively, excluding in each period 292 shares of common stock held by the Company's subsidiary)	—	—
Retained earnings	272,527	267,209
Accumulated other comprehensive income	363	1,091
Total stockholders’ equity	272,890	268,300
Total Liabilities and Stockholders’ Equity	$361,544	$363,138

Investors Title Company and Subsidiaries
Direct and Agency Net Premiums Written
For the Three Months Ended March 31, 2026 and 2025
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	%	2025	%
Direct	$14,223	27.9	$13,534	29.2

Agency	36,723	72.1	32,811	70.8

Total	$50,946	100.0	$46,345	100.0

Investors Title Company and Subsidiaries
Appendix A
Non-GAAP Measures Reconciliation
For the Three Months Ended March 31, 2026 and 2025
(in thousands)
(unaudited)

Management uses various financial and operational measurements, including financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), to analyze Company performance. This includes adjusting revenues to remove the impact of net investment gains and losses, which are recognized in net income under GAAP. Net investment gains and losses include realized gains and losses on sales of investment securities and changes in the estimated fair value of equity security investments. Management believes that these measures are useful to evaluate the Company's internal operational performance from period to period because they eliminate the effects of external market fluctuations. The Company also believes users of the financial results would benefit from having access to such information, and that certain of the Company’s peers make available similar information. This information should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies.

The following tables reconcile non-GAAP financial measurements used by Company management to the comparable measurements using GAAP:

	Three Months Ended March 31,
	2026	2025

Revenues
Total revenues (GAAP)	$64,013	$56,565
(Subtract) Add: Net investment (gains) losses	(524)	1,179
Adjusted revenues (non-GAAP)	$63,489	$57,744

Income before Income Taxes
Income before income taxes (GAAP)	$7,715	$4,053
(Subtract) Add: Net investment (gains) losses	(524)	1,179
Adjusted income before income taxes (non-GAAP)	$7,191	$5,232